As filed with the Securities and Exchange Commission on May 1, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934
CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
(Exact name of Registrant as Specified in its Charter)

Delaware	94-2744492
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Beattie Place
P.O. Box 1089
Greenville, South Carolina	29602
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]
Securities Act registration statement file number to which this form relates:
Securities to be registered pursuant to Section 12(g) of the Act:
Series A Units of Limited Partnership Interest
Series B Units of Limited Partnership Interest
Series C Units of Limited Partnership Interest
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.
     This Registration Statement relates to Series A Units of limited partnership interest, Series B Units of limited partnership interest and Series C Units of limited partnership interest of Consolidated Capital Institutional Properties, LP, a Delaware limited partnership (the “Registrant”). A description of the securities to be registered hereunder is set forth under Item 3.03 of the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008), and such, description is incorporated herein by reference.

Item 2.	Exhibits.
3.1	Certificate of Limited Partnership of Registrant, dated March 19, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

3.2	Amendment to Certificate of Limited Partnership of Registrant, dated April 30, 2008 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

3.3	Limited Partnership Agreement of Registrant, dated April 28, 1981 (incorporated herein by reference to Appendix A to the Prospectus included in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-72384)).

3.4	First Amendment to the Limited Partnership Agreement of Registrant, dated July 11, 1985.

3.5	Second Amendment to the Limited Partnership Agreement of Registrant, dated October 23, 1990.

3.6	Third Amendment to the Limited Partnership Agreement of Registrant, dated October 17, 2000 (incorporated herein by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

3.7	Fourth Amendment to the Limited Partnership Agreement of Registrant, dated May 25, 2001 (incorporated herein by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

3.8	Fifth Amendment to the Limited Partnership Agreement of Registrant, dated March 19, 2008 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

3.9	Sixth Amendment to the Limited Partnership Agreement of Registrant, dated April 30, 2008 (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP
By:	CONCAP EQUITIES, INC.
General Partner

By:	/s/ Brian J. Bornhorst
Brian J. Bornhorst
Vice President

Date: May 1, 2008

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Limited Partnership of Registrant, dated March 19, 2008 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

3.2	Amendment to Certificate of Limited Partnership of Registrant, dated April 30, 2008 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

3.3	Limited Partnership Agreement of Registrant, dated April 28, 1981 (incorporated herein by reference to Appendix A to the Prospectus included in the Registrant’s Registration Statement on Form S-11 (Reg. No. 2-72384)).

3.4	First Amendment to the Limited Partnership Agreement of Registrant, dated July 11, 1985.

3.5	Second Amendment to the Limited Partnership Agreement of Registrant, dated October 23, 1990.

3.6	Third Amendment to the Limited Partnership Agreement of Registrant, dated October 17, 2000 (incorporated herein by reference to Exhibit 10.23 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

3.7	Fourth Amendment to the Limited Partnership Agreement of Registrant, dated May 25, 2001 (incorporated herein by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

3.8	Fifth Amendment to the Limited Partnership Agreement of Registrant, dated March 19, 2008 (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).

3.9	Sixth Amendment to the Limited Partnership Agreement of Registrant, dated April 30, 2008 (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, dated April 30, 2008 (filed on May 1, 2008)).